Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-249391) of Aziyo Biologics, Inc. of our report dated March 15, 2021 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 15, 2021